EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-118976 of Noble Energy, Inc. on Form S-8 of our report relating to the financial statements and supplementary information of the Noble Energy, Inc. Thrift and Profit Sharing Plan (the Plan) dated June 14, 2012, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2011.

/s/ McConnell & Jones LLP
Houston, Texas
June 14, 2012